UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2017

Sunshine Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-36539	30-0831760
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

102 West Baker Street, Plant City, Florida	33563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (813) 752-6193

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Accelerated Vesting of Equity Awards.  The unvested time-based restricted stock awards ("Restricted Stock Awards") and the unvested stock option awards (the "Stock Option Awards") granted to Andrew S. Samuel, President and Chief Executive Officer of Sunshine Bancorp, Inc. (the "Company") and Chief Executive Officer of Sunshine Bank, and Janak M. Amin, Co-President of Sunshine Bank (the "Named Executive Officers"), pursuant to the Sunshine Bancorp, Inc. 2015 Equity Incentive Plan, which would otherwise vest automatically upon the consummation of the merger of the Company with and into CenterState Bank Corporation, vested as of the close of business on November 17, 2017.  Such action to vest the awards was taken by the Compensation Committee of the Company (the "Compensation Committee") following the Special Meeting of Stockholders of the Company that was held on November 17, 2017.

In consultation with CenterState Bank Corporation, the Compensation Committee accelerated the vesting date of the awards for the purpose of mitigating adverse tax consequences (in the form of excise taxes and/or tax gross-up payments) that may arise under Sections 280G and 4999 of the Internal Revenue Code.

The number of Restricted Stock Awards and Stock Option Awards that became vested as of the close of business on November 17, 2017 for each Named Executive Officer are set forth below.

Named Executive Officer	# of Restricted Stock Awards	# of Stock Option Awards
Andrew S. Samuel	16,928	70,320

Janak M. Amin	4,200	16,200

Item 5.07         Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of the Company was held on November 17, 2017.  The matters listed below were submitted to a vote of the stockholders and the proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission on October 17, 2017.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with CenterState Bank Corporation

The stockholders approved and adopted the Agreement and Plan of Merger by and between CenterState Bank Corporation and Sunshine Bancorp, Inc., dated as of August 12, 2017, pursuant to which Sunshine Bancorp, Inc. will merge with and into CenterState Bank Corporation with CenterState Bank Corporation as the surviving company, as follows:

For	5,422,530
Against	269,781
Abstain	5,536
Broker non-votes	N/A

Proposal 2 – Approval of Adjournment of Special Meeting

The proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, was not considered by stockholders based on the approval of Proposal 1 at the special meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUNSHINE BANCORP, INC.

DATE: November 17, 2017	By: /s/ John D. Finley
John D. Finley, Executive Vice President and
Chief Financial Officer